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Exhibit 11.  Computation Re: Earnings Per Share
               (dollars in thousands, except per share amounts) (unaudited)

                         _________________________________________________________  _______________________________________________
                                           Three Months Ended,                                       Nine Months Ended,
                         _________________________________________________________  ________________________________________________
                              September 30, 2003                September 30, 2002       September 30, 2003      September 30, 2002
                         ___________________________  ____________________________  _______________________________________________
                                  Weighted    Per             Weighted    Per              Weighted   Per           Weighted   Per
                                  Average   Share             Average    Share             Average   Share          Average  Share
                         Income   Shares    Amount    Income   Shares    Amount     Income   Shares  Amount  Income Shares   Amount


Basic Earnings per
   Common Share
Income available to
   common shareholder    $4,511   12,772    $0.35   $3,457    9,824      $0.35   $12,054     11,483   $1.05   $9,462   9,806 $0.96
                                           ======                        =====                        =====                   =====

Effect of Dilutive
   Shares
Options issued to
   management                        198                        132                             151                      122
                                  ______                      _______                        ______                    ______
Diluted Earnings per
   Common Share         $4,511    12,970     $0.35   $3,457    9,956     $0.35   $12,054     11,634   $1.04   $9,462   9,928 $0.95
                                 =======    ======   ======   =======    =====  ========     ======  ======   ======   ====== =====
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